UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2010 (January 7, 2010)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 7, 2010, China Information Security Technology, Inc. (the "Company") entered into a Securities Purchase Agreement, dated as of January 7, 2010 (the "Securities Purchase Agreement") with certain purchasers (the "Purchasers"), pursuant to which: (i) the Company will sell a total of 1,652,033 shares (the "Primary Shares") of its common stock, par value $0.01 per share ("Common Stock") and (ii) Mr. Jiang Huai Lin, the Company’s Chief Executive Officer (the "Selling Stockholder") will sell a total of 1,600,000 shares of Common Stock held by him (the "Secondary Shares" and, together with the Primary Shares, the "Shares"), for an aggregate purchase price of approximately $20 million, or $6.15 per share (the "Purchase Price"). The Company will not receive any of the proceeds from the Secondary Shares offered and sold by the Selling Stockholder.

The Purchasers will also receive from the Company warrants to purchase an aggregate of 813,008 shares of Common Stock (the "Warrant Shares") (subject to adjustment in certain circumstances) at an exercise price of $6.15 (the "Warrants"). The Warrants are exercisable for 45 days beginning on the date of the initial issuance of the Warrants. The Shares and the Warrant Shares are to be sold pursuant to a shelf registration statement on Form S-3 (the "Registration Statement") declared effective by the Securities and Exchange Commission (the "SEC") on November 23, 2009 (File No. 333-159375). A prospectus supplement related to this offering will be filed with the SEC and delivered to the Purchasers. The transaction is expected to close on or around January 12, 2010.

Also, on January 7, 2010, the Company entered into a Placement Agency Agreement, dated January 7, 2010 (the "Placement Agency Agreement") with Rodman & Renshaw, LLC (the "Placement Agent") in which the Placement Agent agreed to act as exclusive placement agent in connection with this offering. The Placement Agency Agreement provides that the Placement Agent will use its best efforts to place shares of Common Stock valued at approximately $20 million, including the 1,600,000 Secondary Shares, and the Warrants, at a per Share price and Warrant exercise price of $6.15 per share. The Placement Agent will receive a commission equal to 5.0% of the gross proceeds of this offering, including proceeds from the sale of the Secondary Shares, which commission will be paid on a pro rata basis by the Company and the Selling Stockholder relative the amount of gross proceeds from the sale of Primary Shares and Secondary Shares, respectively. Additionally, the Company will pay a cash fee out of any proceeds from the exercise of the Warrants that are otherwise in compliance with Financial Industry Regulatory Authority ("FINRA") Rule 5110, equal to 5% of the aggregate cash exercise price received by the Company upon such exercise, if any (the "Warrant Solicitation Fee"); provided, however, the Warrant Solicitation Fee shall be reduced to the extent (and only to the extent) that the Placement Agent’s aggregate compensation for this offering, as determined under FINRA Rule 5110, would otherwise exceed 8%.

The foregoing description of the Warrants, the Securities Purchase Agreement and the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to such documents. Copies of, or the forms of, as applicable, the Warrant, Securities Purchase Agreement and Placement Agency Agreement are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Copies of the opinions of Holland and Hart LLP and Pillsbury Winthrop Shaw Pittman LLP, relating to the legality of the Shares, the Warrants and the Warrant Shares, and the enforceability of the Warrants, are attached hereto as Exhibits 5.1 and 5.2, respectively, and are filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 7.01.

Regulation FD Disclosure.

On January 7, 2010, the Company issued a press release announcing the transaction contemplated by the Securities Purchase Agreement, as disclosed under Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information contained herein and the attached exhibit are furnished under this Item 7.01 of this Current Report and are furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 9.01.

Financial Statements and Exhibits.

        (d)         Exhibits.

Exhibit	Description

4.1	Form of Warrant

5.1	Opinion of Holland & Hart LLP

5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, between the Company and Rodman & Renshaw, LLC, dated January 7, 2010

23.1	Consent of Holland & Hart LLP to the filing of Exhibit 5.1 (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Pillsbury Winthrop Shaw Pittman to the filing of Exhibit 5.2 (included in its opinion filed as Exhibit 5.2)

99.1	Press Release, dated January 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: January 8, 2010	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Warrant

5.1	Opinion of Holland & Hart LLP

5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, between the Company and Rodman & Renshaw, LLC, dated January 7, 2010

23.1	Consent of Holland & Hart LLP to the filing of Exhibit 5.1 (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Pillsbury Winthrop Shaw Pittman to the filing of Exhibit 5.2 (included in its opinion filed as Exhibit 5.2)

99.1	Press Release, dated January 7, 2010